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                                                                       Exhibit F



                          MANAGEMENT SERVICES AGREEMENT


         MANAGEMENT SERVICES AGREEMENT dated as of May 8, 1997 between MAGNAVISION CORPORATION, a Delaware corporation (the "Company"), and KOCO CAPITAL COMPANY, L.P., a Delaware limited partnership ("KoCo").

         The Company desires for KoCo to provide certain ongoing management and advisory services to the Company, and KoCo is willing to provide such services subject to the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section (a) Services. During the term of this Agreement, KoCo shall provide such advisory and management services to the Company and its subsidiaries as the Board of Directors of the Company shall reasonably request. Such services may be provided at such places as may be designated by KoCo from time to time, and shall primarily be in the field of financial and strategic corporate planning.

         Section (b) Compensation. In consideration of the services provided and to be provided pursuant to this Agreement, the Company shall pay to KoCo an annual management fee equal to $24,000, which fee shall be payable monthly in arrears commencing on May 31, 1997 unless the Company's Board of Directors determines in good faith that such fee should be accrued in light of the Company's financial condition, in which event such fee shall be payable as determined by the Board (but in any event shall be payable concurrently with termination of this Agreement).

         Section (c) Reimbursement. KoCo and its affiliates shall be entitled to reimbursement of all reasonable out-of-pocket expenses (including travel expenses) incurred in connection with the performance of its services pursuant to this Agreement (other than salary expenses and associated overhead charges), which amounts shall be promptly reimbursed by the Company upon request.

         Section (d) No Liability. (a) None of KoCo, any of its affiliates or any of their respective partners, officers, directors, stockholders, agents or employees (each an "Indemnified Party") shall have any liability to the Company or any of its subsidiaries for any services provided pursuant to this Agreement, except as may result from such Indemnified Party's gross negligence or willful misconduct.

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               (b) The Company hereby agrees to indemnify each Indemnified Party against any and all damages, costs, liabilities, losses, judgments, penalties, fines, expenses or other costs, including attorney's fees, arising from any claims by third parties relating to this Agreement or any Indemnified Party's equity interest in the Company.

         Section (e) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, when delivered via a nationally recognized overnight courier or when sent via facsimile (with written confirmation). Such notices, demands and other communications will be sent to the address indicated below:

                          To the Company:

                                    MagnaVision Corporation
                                    1725 Highway 35 South
                                    Wall Township, NJ 07719
                                    Attention: Nicholas Mastrorilli, Sr.
                                    Telecopy No.:  (908) 974-1106

                           To KoCo:

                                    KOCO Capital Company, L.P.
                                    111 Radio Circle
                                    Mt. Kisco, NY 10549
                                    Attention:  Paul Echausse
                                    Telecopy No.: (914) 241-1143

                                    With a copy to:

                                    Brownstein Hyatt Farber & Strickland, P.C.
                                    410 17th Street, 22nd Floor
                                    Denver, CO  80202-4437
                                    Attention:  Steven S. Siegel
                                    Telecopy No.:  (303) 623-1956

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         Section (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors. This Agreement may not be assigned by either party without the other party's consent; provided, however, that KoCo may assign this Agreement to any affiliated entity succeeding to KoCo's portfolio management functions.

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         Section (g) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law (and not the law of conflicts) of New York.

         Section (h) Termination. This Agreement shall terminate on the earlier of (i) written notice by KoCo to the Company and (ii) the first anniversary of the date hereof; provided that this Agreement shall automatically renew for successive one year periods if notice of a election not to renew is not given by the Company within 30 days of any such anniversary.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                         MAGNAVISION CORPORATION



                                         By:________________________________



                                         KOCO CAPITAL COMPANY, L.P.

                                         By:      KOCO Capital Partners, L.P.
                                                  Its General Partner

                                         By:      Kisco Capital Corporation
                                                  Its General Partner


                                         By:_______________________________
                                            Paul Echausse

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